Exhibit 99.1

iPower Reports Fiscal First Quarter 2022 Results

Fiscal Q1 Revenue up 16% to $17.4 Million; In-House Branded Product Sales Drive Continued Gross Margin Expansion Despite Supply Chain Headwinds

iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time

DUARTE, CA, November 11, 2021 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced financial results for its fiscal first quarter ended September 30, 2021.

Fiscal Q1 2022 Results vs. Year-Ago Quarter

•	Total revenue increased 16% to a record $17.4 million.
•	Gross profit increased 31% to $7.3 million. As a percentage of revenue, gross margin increased 490 basis points to 42.1%.
•	Net income increased 16% to $0.89 million or $0.03 per share.

Management Commentary

“We continued to execute on our growth initiatives during the quarter, as reflected by another period of double-digit year over year revenue growth and gross margin expansion,” said Lawrence Tan, CEO of iPower. “Given the broader industry weakness in commercial hydroponics and comping a record quarter last year, we were pleased with our top-line performance. We continued to emphasize in-house product sales, which grew by 21% to approximately $13 million and accounted for 75% of revenue in fiscal Q1 compared to 72% in the year-ago quarter. This helped offset the rapid increase in freight costs we experienced over the summer.

“From a product perspective, our in-house ventilation line was our strongest category during the quarter. This was a much smaller category for us prior to the pandemic, and its growth is a reflection of our superior product design and merchandising capability, as well as the work we put in to effectively manage our supply partner network.”

iPower CFO Kevin Vassily added, “We have started to see lower shipping costs in fiscal Q2 as congestion in the California ports has begun to ease, however the supply chain more broadly remains volatile, particularly around input costs and COVID-19 disruptions that continue to impact our partners overseas. Our focus is nevertheless unchanged. We will continue to bring new in-house SKUs to market and plan to continue working with our suppliers to navigate this unique supply chain environment as we deliver on our various growth objectives in fiscal 2022.”

Fiscal First Quarter 2022 Financial Results

Total revenue in the fiscal first quarter of 2022 increased 16% to $17.4 million compared to $15.0 million for the same period in fiscal 2021. The increase was primarily driven by greater in-house product sales, as well as increased sales of ventilation and nutrient products.

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Gross profit in the fiscal first quarter of 2022 increased 31% to $7.3 million compared to $5.6 million. As a percentage of revenue, gross margin increased 490 basis points to 42.1% compared to 37.2%. The increase was driven by a greater mix of in-house product sales, partially offset by increased freight and product input costs.

Total operating expenses in the fiscal first quarter were $6.0 million compared to $4.5 million for the same period in fiscal 2021. The increase was primarily driven by increased sales volumes, increases in advertising, and an increase in expenses associated with being a publicly traded company.

Net income in the fiscal first quarter of 2022 increased 17% to $0.89 million or $0.03 per diluted share, compared to net income of $0.76 million or $0.04 per diluted share for the same period in fiscal 2021.

Cash and cash equivalents were $1.2 million as of September 30, 2021, compared to $6.7 million as June 30, 2021. The decrease was attributed to the timing of receivables with the Company’s largest channel partner and is not an indication of any other business or operating trend. Total debt as of September 30, 2021 was $0.5 million compared to $0.7 million as of June 30, 2021.

Conference Call

The Company will conduct a conference call today at 4:30 p.m. Eastern time to discuss the results for its fiscal first quarter ended September 30, 2021.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 11, 2021
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (888) 705-0179
International dial-in number: (409) 981-0009
Conference ID: 5848879

Webcast: iPower FQ1 2022 Conference Call

Please call the conference call dial-in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (949) 200-4603.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. All orders are fulfilled from its two fulfillment centers in Southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

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Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower's registration statement and in its other filings with the SEC.

US & Canada Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(949) 200-4603

IPW@elevate-ir.com

Asia Investor Relations Contact:

Sherry Zheng

Weitian Group LLC

(718) 213-7386

shunyu.zheng@weitian-ir.com

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iPower Inc.

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2021 and June 30, 2021

	September 30,	June 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$1,219,580	$6,651,705
Accounts receivable	13,083,946	7,896,347
Inventories, net	14,594,078	13,065,741
Prepayments and other current assets	6,243,929	4,693,000
Total current assets	35,141,533	32,306,793

Non-current assets
Right of use - non-current	1,648,133	1,819,421
Property and equipment, net	102,026	55,659
Non-current prepayments	1,249,375	1,357,292
Other non-current assets	328,643	99,645
Total non-current assets	3,328,177	3,332,017

Total assets	$38,469,710	$35,638,810

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	6,186,446	3,940,963
Credit cards payable	787,176	584,311
Customer deposit	248,384	297,407
Other payables and accrued liabilities	2,690,163	2,487,441
Short-term loans payable	–	162,769
Lease liability - current	749,132	731,944
Long-term loan payable - current portion	29,244	29,244
Income taxes payable	377,145	790,823
Total current liabilities	11,067,690	9,024,902

Non-current liabilities
Long-term loan payable	448,823	458,571
Lease liability - non-current	976,830	1,169,552
Total non-current liabilities	1,425,653	1,628,123

Total liabilities	12,493,343	10,653,025

Commitments and contingency	–	–
Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021 and June 30, 2021	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 26,448,663 and 26,448,663 shares issued and outstanding at September 30, 2021 and June 30, 2021	26,449	26,449
Additional paid in capital	23,317,317	23,214,263
Retained earnings	2,632,601	1,745,073
Total equity	25,976,367	24,985,785

Total liabilities and equity	$38,469,710	$35,638,810

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2021 and 2020

	For the Three Months Ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)

REVENUES	$17,366,765	$14,959,935

TOTAL REVENUES	17,366,765	14,959,935

COST OF REVENUES	10,053,063	9,397,147

GROSS PROFIT	7,313,702	5,562,788

OPERATING EXPENSES:
Selling and fulfillment	3,665,921	3,213,674
General and administrative	2,357,466	1,272,741
Total operating expenses	6,023,387	4,486,415

INCOME FROM OPERATIONS	1,290,315	1,076,373

OTHER INCOME (EXPENSE)
Interest income (expenses)	–	(25,830)
Other financing expenses	(59,000)	–
Other non-operating income (expense)	(812)	7,397
Total other (expenses), net	(59,812)	(18,433)

INCOME BEFORE INCOME TAXES	1,230,503	1,057,940

PROVISION FOR INCOME TAXES	342,975	295,944

NET INCOME	$887,528	$761,996

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic	26,484,528	20,204,496
Diluted	26,495,420	20,204,496

EARNINGS PER SHARE *
Basic	$0.03	$0.04
Diluted	$0.03	$0.04

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